Sino-Foreign Cooperative Joint Venture Contract

November 16, 2007

Article I General Provisions

1.
In accordance with the Law of the People’s Republic of China on Sino-Foreign Cooperative Joint Ventures and other relevant Chinese laws and regulations, Inner Mongolia Yongye Biotechnology Co. Ltd. (“Party A”) and Asia Standard Oil Limited (“Party B”) entered into this contract based on equality and mutual benefit in the status of legal person.

Article II Parties to The Contract

2.	The Parties

Party A: Inner Mongolia Yongye Biological Technique Co. Ltd.
Registered Country: China
Lagal Address: Yongye Industrial Park, Jinshan Road, Jinshan Development District, Huhehaote City

Party B: Asia Standard Oil Limited
Registered District: Hong Kong
Legal Address: Floor 18, Two Chinachem Plaza, 68 Connaught Road Central, HK

Article III Establishment of the Cooperative Joint Venture Company

3.
In consideration of mutual benefit, both parties hereby agree to cooperate and establish a Sino-foreign cooperative joint venture company (the “Company”) in Yongye Industrial Park, Jinshan Road, Jinshan Development District, Huhehaote City of China. The name of the company shall be “内筧古永业农丰生物科技有榰狝任公司” in Chinese, and “Inner Mongolia Yongye Biological Technique Co. Ltd.” in English.

4.
The Company is established in accordance to with the Law of the People’s Republic of China on Sino-Foreign Cooperative Joint Ventures and other relevant Chinese laws and regulations by two legal persons.

5.	All economic and business activities of the Company shall comply with and be protected by laws, decrees, rules and relevant regulations of China.

6.	Both parties take responsibility of the debts, risks and lost of the company and share its profit.

Article VI The Purpose, Scope and Scale of Operation

7.
The Purpose of Operation: the purpose of operation is to develop domestic economics of China and obtain legal profit. The tenet is to develop the promotion and sales of 愼纰植溈系列产品, to meet the rising need of the domestic and foreign markets and to obtain economic benefits.

8.	The Scope of Operation: promotion and sales of 愼纰植溈系列产品; promotion and sales of 动物生命素and 植物生命素。

9.	The Scale of Operation: 10,000 tons of植物生命素, 4,000 tons of 动物生命素 and other products.

Article V Conditions of Cooperation and Composing

10.	The condition of cooperation is comprised of technique, trademark and patent from Party A and cash from Party B.

11.
The total investment is US$ 1,450,000 and the registered capital is US$ 1,000,000. Party A shall contribute in the form of technique, trademark and patent totaling US$ 100,000 and Party B contributed US$ 900,000 in cash.

12.	After approval of establishment of Company, Party A shall open a RMB account and a foreign exchange account at the local bank.

13.
After receipt of account-open certificate, Party B shall deposit US$ 900,000 into an account opened by Party by installments pursuant to relevant laws and regulations. If Party B  breaches this contract, it shall take responsibility for the economical loss arising from this breach.

14.
Party A shall perform the commitment of capital contribution in the form of technique, trademark and patent according to the agreement. If Party A breaches this contract, it shall take responsibility for the economical loss arising out of this breach.

Article VI Responsibilities of the Parties

15.	Responsibilities of Party A

15.1	Applying with Chinese governments for approval of establishment of Company and for registration with relevant administration for industry and commerce.

15.2	Handling relevant procedures in connection with the Company with relevant governmental authorities.

15.3	Arranging housing and public facility requirements of the Company based on real circumstances.

15.4	Handling the employment procedures and recommending management technicians who will be employed by the Board of Directors according to the need if passing examinations.

15.5	Handling invitation and housing procedures of the Company’s foreign members and arranging their work, traffic and life.

15.6	Other responsibility of Party A agreed by both parties.

16.	Responsibilities of Party B

16.1	Providing request of office building.

16.2	Providing trade materials required by the Company.

16.3	Providing technical guidance on imported (ASO will import products or export products) product standard and operation rules.

16.4	Providing foreign technique information and market information regarding product of the Company.

16.5	Providing the employees with sales technical training.

16.6	Improving the product’s competition ability in the international market, enlarging the domestic and foreign markets, ensure the Company’s foreign currency balance and gain higher economical benefit.

16.7	Other responsibility of Party B agreed by both parties.

17.	Any Party failing to perform its obligations and therefore causing loss to the Company shall be responsible for such loss.

Article VII The Formation of the Board of Directors

18.	The Company is a cooperative joint venture in the form of legal person. The Board shall be the highest authority of the Company.

19.
The Board shall consist of three (3) directors, two (2) of whom shall be appointed by Party A and one (1) of whom shall be appointed by Party B. The Board has one (1) Chairman, one (1) Vice-chairman, one (1) director and one (1) supervisor, all with a term of three (3) years. The Chairmen shall be appointed by Party A and can serve consecutive terms. The supervisor shall be selected by the Board.

20.
The Chairmen is legal representative of the Company. In the event that the Chairmen can not perform his responsibility, the Vice-Chairmen or other directors shall be authorized to represent the Company.

21.
Meetings of the board of directors are convened at least once a year usually at local place at the end of December, or other place if necessary. The Chairmen can also convene an interim meeting after procuring consent from the Vice-Chairmen. The meeting shall be presided by the Chairmen. In the event that the Chairmen can not convene a meeting, the Vice-Chairmen or other directors can be authorized to preside the meeting. Notice of date, place and topic of each meeting shall be given to all directors three weeks before the meeting.

22.
The directors shall attend the meetings of the board of directors in person. If a director is unable to attend a meeting for any reason, he may appoint a representative to attend, speak and vote. One representative can not represent two or more directors (the meeting of the Board can only be held with more than 2/3 directors including representatives of directors attending.)

23.	The Board shall research and discuss problems on base of equality, mutual benefit and friendly negotiation.

Resolutions involving the following matters shall be adopted upon the unanimous affirmative vote of each director of the Board attending the meeting:

(1)	an amendment to contracts and Articles of Association of the Company
(2)	the shutting down or dissolution of the Company
(3)	the increasing or assignment of the Company’s registered capital
(4)	the merger of the Company with another organization

Other matters can be resolved according to the rules in Articles of the Association of the Company. Resolution of the Board shall be written in Chinese and in four counterparts. After execution by the Chairmen, one counterpart shall be held by the Company, one shall be held by Party B and two shall be held by Party A.

24.
A General Manager can be employed by the Board with fixed term. The General Manager shall enforce the resolution of the Board, take charge of the management of the Company and periodically report to the Board.

Article VIII Operation and Management Structure

25.
The Company has operation and management structure, responsible for daily management. The operation and management structure is comprised of one (1) General Manager and other senior managers employed by the Board with a term of three (3) years.

26.	Responsibilities and Powers of the General Manager:

(1)	Enforcing contracts made by the Parties, articles of association and resolutions of the Board.
(2)	Nominating directors of each department, examining and approving employees and reporting to the Board for recordation.
(3)	Making operation and management systems of the Company, disposing, directing, supervising and examining each functional departments.
(4)	Periodically submitting work report, financial report and profit dividend method to the Board.
(5)	Making decisions to product sales, specific cooperation contract and debt and credit of flowing fund.
(6)	Examining and approving the price of product for distribution over domestic and foreign markets enacted by functional departments and determining appropriate adjustment of the price.
(7)	Receiving important clients from partners, negotiating and signing documents.
(8)	Presiding administrative meetings of the Company and executing the issues discussed in that meetings and the resolutions.
(9)	Resolving other problems raised by each functional department.
(10)	Representing the Company or assigning representatives to attend meetings regarding the approval or arbitration, mediation in accordance with the authorization of the Board.
(11)	Making final administrative decision to the punishment of the employee offending regulations.
(12)	Other issues taken in charge of the General Manager.

Article IX Labor Management

27.
Unless regulated by the Regulation on Foreign Invested Enterprise’s Labor Administrationôemployment, dismissal, pay, labor discipline and labor benefit shall be practiced according to the resolution of the Board.

28.
Employees of the Company are entitled to establish labor union according to the Chinese Labor Union Law and Articles of Chinese Labor Union and organize relevant labor union activities. The Company shall actively support the work of the labor union.

Article X Sales

29.
The Company shall make the next year’s production and sales plan on the meeting of the Board convened every year. The Plan can be appropriately adjusted according to the domestic and foreign markets provided that the economical benefit and foreign currency balance can be guaranteed.

30.
After passing examination of General Administration of Quality Supervision, Inspection and Quarantine of the People's Republic of China or its local agency, 动、植物生命素系列产品sold by the Company can be directly exported by the Company according to the annual export plan, and also can be sold as exported product on Canton Fair.

31.	The Company agrees in principle that all products meeting the standard of export shall be exported to insure the foreign currency balance and earn foreign exchange.

32.	Party B shall take charge of the foreign sales of the Company in the name of the Company.

33.
The sales price and quantity of the exported product shall be connected with the foreign currency balance and cost calculation and shall be adjusted from time to time with reference to the change of the international market.

34.
Products to be sold in domestic markets shall be executed according to the Chinese price policy. Particular price shall be determined by the President and be reported to governing departments and price departments for registration. Prices of products to be sold in foreign markets shall be determined by the President according to the international market price or the transaction price of the Canton Fair.

Article XI Financial Affairs, accounting and Auditing

35.
Accounting system of the Company shall be practiced according to relevant regulations of financial departments of China and any accounting system passed by the Board shall reflect the particular situation of the Company.

36.
All kinds of financial statements of the Company shall be reported to the parties by the tenth day of next month. The annual financial statement shall be submitted by the end of next month and examined by a certified public accountant in China appointed by the Company. All financial statements shall be recorded with governing department, statistic department and relevant departments.

37.
The Company shall adopt credit and debit accounting principles, and all books shall be written in Chinese. RMB shall be adopted as Company’s bookkeeping currency. Other currency belonging to the cooperative investment shall be converted according to the foreign currency quote price of Bank of China. Currency belonging to trading shall be settled according to the foreign exchange price for trade. Foreign exchange shall be settled according to the Regulations of the People's Republic of China on the Management of Foreign Exchanges.

38.	Financial Auditing of the Company shall be checked and conducted by a certified public account licensed to practice in China. Auditing results shall be reported to the Board and President.

39.	The Company shall open a foreign account in place appointed by Subsidiary of Bank of China in Inner Mongolia

Article XII Tax, Profit and Lost

40.	The Company shall pay taxes according to articles of the Chinese Tax Law.

41.	Proportion of the withholding of the reserve fund, development fund, employee bonus and welfare fund of the after-tax profit shall be determined by the Board.

42.
All profits, immediately after payment of enterprise income tax and reservation of various funds, shall be distributed to Party A and Party B since the profitable year as follows: Party A gains 10% and Party B gains 90%.

43.	The Company shall distribute the profit once a year. The profit distribution plan and specfic amount shall be published in four months after end of each fiscal year.

44.
Profit shall not be distributed unless and until the previous fiscal year’s losses have been made up. Undistributed profits of previous fiscal year can be consolidated into the distribution of current fiscal year.

Article XIII Term, Termination and Liquidation

45.	The operation term of the Company shall be 10 years, commencing from issuance of the Business License.

46.
If the Parties agree to extend the term, the Board shall make a resolution. A written application shall be submitted to the Approval Authority for approval no less than six (6) months prior to the expiration of the term. The term can be extended with the approval and modification procedures shall be handled with the Approval Authority.

47.
If the Parties believe that the termination of the contract conforms to best interest of the Parties, they can terminate the contract in advance. In the event that the Company terminates the contract in advance, the termination shall be determined by the general meeting of the directors and reported to the original Approval Authority for approval.

48.	Any Party is entitled to terminate this contract in event of occurrence of following.

49.
If term expires or the contrat is terminated in advance, the Board of Directors shall submit the procedures, principles of liquidation and candidates of an liquidation committee so as to establish the liquidation committee to conduct liquidation over the Company’s assets.

50.
The duties of liquidation committee shall be conducting a thorough investigation agaisnt the Company’s assets, debts and credits, providing a balance sheet and list of Company assets and drafting a liquidation plan. The liquidation committee shall present the same to the Board of Directors for approval.

51.	During the period of liquidation, the liquidation committee shall represent the Company in initiating and responding to legal actions.

52.	The liquidation fee and the salary for the liquidation committee members shall be reserved from existing assets of the Company and shall enjoy priority in terms of payment.

53.	After the liquidation committee pay all outstanding debts of the Company, the remaining properties shall belong to Party A.

54.
After the liquidation is completed, the Company shall report to the Approval Authority and handle the cancellation registration with the original registration authority, returning the Business License as well as making a public annoucement.

55.	After the Company is terminated, all the account books shall be preserved by Party A.

Article XIII Miscellaneous

56.	Amendment of this contract shall be approved by unanimous resolution of the Board and reported to Approval Authority for approval.

57.	This contract and its amendment shall not become effective unless and until approved by the Huhehaote Municipal Bureau of Commerce.

58.	This contract will become effective after sealed (or signed) by the Parties.

Party A
Sealed by Inner Mongolia Yongye Biotechnology Co., Ltd.

Party B
Sealed by Asia Standard Oil Limited